Exhibit 99.1

IPASS REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

•	Q2’16 revenue of $16.5 million, first quarterly year-over-year growth since 2008

•	Q2’16 GAAP net loss of $1.4 million, a $5.0 million year-over-year improvement

REDWOOD SHORES, Calif. - August 3, 2016 - - iPass Inc. (NASDAQ GS: IPAS), the leading provider of global mobile connectivity, reported total revenue of $16.5 million, net loss of $1.4 million and Adjusted EBITDA loss of $0.3 million for the quarter ended June 30, 2016.

“Our Unlimited, Everywhere, and Invisible connectivity strategy reached several significant milestones during the second quarter,” said Gary Griffiths, president and CEO. “Executing our Unlimited go-to-market plan, we grew revenue 12% sequentially, delivering quarterly year-over-year growth for the first time in nearly a decade. Our global Wi-Fi network now includes more than 57 million hotspots, nearly three-times the size it was a year ago. Furthermore, over the past year, these dynamics and continued product improvements have increased our customer connectivity success rates, fueling dramatic usage growth across both enterprise accounts and consumers through our strategic partners. We are finally realizing growth in our install base as we continue to add new iPass Unlimited accounts.”

Operational Highlights

•	Average monthly Wi-Fi network users grew 24,000, or 24%, over Q1'16, and 30,000, or 32%, over Q2'15 as product enhancements, ramping customers, and install base growth contributed.

•	Usage of the iPass Network, as measured in total hours consumed, increased 30% over Q1'16 and 38% over Q2'15.

•
Increased the world’s largest Wi-Fi network to more than 57 million hotspots, driven by organic curation through iPass SmartConnectTM, expansion of access points from existing supplier partners, and through the addition of key new suppliers, including United Airlines.

•
With only a 14% increase in Network Access Costs (NAC) sequentially, leveraged buying power to increase available purchased network capacity in terms of raw throughput by 54% compared to Q1'16, exiting Q2'16 with over 50% of NAC spend on excess capacity (as opposed to pay-as-you-go) arrangements, compared to 44% at the end of Q1'16 and 34% at the end of Q2'15.

•
The iPass Software Development Kit (SDK) first announced in Q1’16 is now in the hands of sixteen partners, including Tata Communications and Teleena, as the program ramps a developer community to integrate iPass connection technology into new applications and services.

•	Partnering with UBER to provide three weeks of free Wi-Fi connectivity for riders in Rio de Janeiro during the 2016 Games.

Financial Highlights for the Second Quarter ended June 30, 2016

•
Revenue grew to $16.5 million, up 12% sequentially and 6% year-over-year, compared to $14.7 million in Q1’16 and $15.6 million in Q2’15. Enterprise revenue increased 6% sequentially, partly on seasonality and partly on new customer growth. Strategic Partner revenue increased 59% sequentially on install base growth driven by key partners continuing to ramp new service offerings. Year-over-year, declines in platform and legacy revenues were more than offset by network revenue growth.

•
Gross margin was 37.9%, compared to 35.2% in Q1’16 and 38.8% in Q2’15. The sequential improvement was primarily due to reduction in network operations expense as a result of the Q1’16 restructuring. The year-over-year decline is primarily driven by the churn of higher margin platform revenue.

•
Operating expenses declined to $9.2 million, a $1.6 million or 15% reduction over Q1'16 and a $5.4 million or 37% reduction over Q2'15. Operating expense for Q2’16, Q1’16 and Q2’15 included restructuring expense of $30,000, $0.7 million and $3.2 million, respectively. The continued decline in operating expense is a direct result of the cost containment initiatives reflected in the Q1’16 and Q2’15 reductions in force.

•	Net loss was reduced to $1.4 million, compared to $3.7 million in Q1’16 and $6.4 million in Q2’15, reflecting both revenue and expense improvements.

•	Adjusted EBITDA loss (1) improved to $0.3 million, compared to $2.0 million for both Q1’16 and Q2’15.

•
Cash and cash equivalents were $16.1 million, compared to $17.2 million at March 31, 2016 and $20.3 million at December 31, 2015. The Q2’16 cash burn of $1.1 million was comprised of the Adjusted EBITDA loss, vendor financed capital expenditure payments, and final payments on the reductions in force, with working capital fluctuations fully offset by cash generated from option exercises.

•	Deferred revenue was $2.3 million, compared to $2.3 million at March 31, 2016 and $2.6 million at December 31, 2015.

•
Annual contract value (ACV), defined as the annualized sales value under committed contract for newly acquired or significant upsell customers, increased to $2.3 million, compared to $2.1 million in Q1’16 and $1.3 million in Q2’15.

•
Customer churn, defined as the annualized impact on revenue, based on the prior quarter run-rate, of any customer that terminates or has write-down of committed contract value, was $2.9 million, compared to $0.6 million in Q1’16 and $3.3 million in Q2’15.

Financial Outlook
“This quarter, as we executed the strategy we implemented last year, we inched closer to Adjusted EBITDA profitability. Today, we reaffirm our guidance for positive Adjusted EBITDA for 2016, which would be the first time since iPass was a dial-up company. We are excited about this long-awaited growth, and based on our sales pipeline and product roadmap, we are confident in our ability to maintain this momentum,” concluded Griffiths.

Financial Guidance Reaffirmed
For the year ending December 31, 2016, iPass reaffirms the following:

Total Revenue	$63.0 - $68.0 million
Adjusted EBITDA Income / (Loss) (1)	($1.0) - $1.0 million

(1)
A reconciliation of GAAP net loss to Adjusted EBITDA income (loss) is provided in the attached schedules. The accompanying guidance for Adjusted EBITDA income (loss) excludes foreign exchange gain or loss estimates.

Selected Financial Results

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
(unaudited; in millions)
Revenue Mobile Connectivity Services	$16.5	$14.7	$15.6
Enterprise	12.9	12.2	13.3
Strategic Partnerships	3.0	1.9	1.2
Legacy iPC	0.6	0.6	1.1

Network Access Costs	8.5	7.4	7.0
Gross Margin (1)	37.9%	35.2%	38.8%

Network Operations Expense	1.8	2.1	2.5
R&D, S&M, and G&A Expense	7.4	8.0	8.9
Restructuring Expense	—	0.7	3.2
Total Operating Expenses	9.2	10.8	14.6

Other Expense	(0.2)	(0.2)	(0.4)
GAAP Total Net Loss	(1.4)	(3.7)	(6.4)

Adjusted EBITDA Loss (2)	(0.3)	(2.0)	(2.0)

	As of
	June 30, 2016	March 31, 2016	June 30, 2015
Shares of Common Stock Outstanding at Period End	65.4	64.5	64.6
Cash and Cash Equivalents	16.1	17.2	26.9
Deferred Revenue (Short-term plus Long-term)	$2.3	$2.3	$2.1

(1)	Gross Margin is defined as Total Revenue less Network Access Costs less Network Operations expense divided by Total Revenue.

(2)	See “Information Regarding Non-GAAP Financial Measures” for a definition of iPass Adjusted EBITDA.

Key Operating Metrics
iPass tracks key metrics to evaluate operating performance. As the legacy business is no longer significant to the overall revenue or key operating metrics, the company has dropped the designation of “OM” (Open Mobile) from these metrics and only reporting total iPass users.
Wi-Fi Network Users (Enterprise and Strategic Partnerships) is the number of iPass platform users each month in a given quarter that used Wi-Fi network services from iPass. Active Platform Users is the number of users who were billed platform fees and who have used or deployed the platform during the period. This metric excludes UNLIMITED subscribers unless they have actively accessed network during the period. ACV represents the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across Enterprise and Strategic Partnerships. While ACV does not represent current revenue, it is a lead indicator of future revenue, especially as iPass migrates to a more software-as-a-service (SaaS) like recurring monthly subscription model under UNLIMITED pricing.

	For the Quarter Ended
(in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Wi-Fi Network Users:
Enterprise (formerly OME)	83	77	79	78	84
Strategic Partnerships (formerly OMX)	42	24	21	23	11
Total Wi-Fi Network Users	125	101	100	101	95

Active Platform Users	794	807	830	839	849

Annual Contract Value	$2,287	$2,116	$724	$1,558	$1,257

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-888-461-2024 or direct at 1-719-325-2428 with a participant confirmation code of 8131884. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast replay will be available until iPass reports its third quarter 2016 results.

The telephone replay dial-in numbers are 1-888-203-1112 and 1-719-457-0820 and will be available until August 12, 2016, 5:00 p.m. Pacific time. The confirmation code for the replay is 8131884.

Forward-Looking Statements
The statements in this press release: that we continue to add new iPass Unlimited accounts, that we reaffirm our guidance for positive adjusted EBITDA for 2016, which would be the first time since iPass was a dial-up company; that we are confident in our ability to maintain this momentum; as iPass migrates to a more software-as-a-service (SaaS) like recurring monthly subscription model; statements relating to iPass’ 2016 guidance; and regarding iPass’ projections of the year ending December 31, 2016 financial results under the caption “Financial Guidance,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that consumers and customers will not perceive the benefits of iPass UNLIMITED, iPass EVERYWHERE and iPass INVISIBLE to be as iPass expects; the risk that iPass will not be able to achieve the cost savings that iPass currently expects; the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the iPass solution will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of

iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016, and available at its Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and the iPass Instagram account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation, restructuring charges, proxy contest costs and non-recurring legal costs. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1.
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3.	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

About iPass Inc.
iPass (NASDAQ: IPAS) is the leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service (SaaS) platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 57 million hotspots in more than 120 countries, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience unlimited, everywhere, and invisible Wi-Fi.

iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.

IR Contact: Kirsten Chapman / Becky Herrick, LHA Investor Relations, 415-433-3777, ipass@lhai.com

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$16,138	$20,294
Accounts receivable, net	11,446	9,746
Prepaid expenses	1,585	2,762
Other current assets	255	342
Total current assets	29,424	33,144
Property and equipment, net	2,771	4,009
Other assets	708	690
Total assets	$32,903	$37,843

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,824	$6,291
Accrued liabilities	4,015	5,356
Deferred revenue, short-term	2,114	2,321
Total current liabilities	12,953	13,968
Deferred revenue, long-term	186	231
Other long-term liabilities	1,088	1,043
Total liabilities	14,227	15,242
Stockholders’ equity:
Common stock	65	65
Additional paid-in capital	221,163	219,981
Accumulated deficit	(202,552)	(197,445)
Total stockholders’ equity	18,676	22,601
Total liabilities and stockholders’ equity	$32,903	$37,843

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$16,497	$15,595	$31,228	$32,153
Cost of revenues and operating expenses:
Network access costs	8,466	7,038	15,908	13,713
Network operations	1,780	2,510	3,878	5,460
Research and development	1,762	2,494	3,902	5,492
Sales and marketing	2,895	2,384	5,732	5,566
General and administrative	2,765	3,971	5,755	8,207
Restructuring charges and related adjustments	30	3,242	788	3,263
Total cost of revenue and operating expenses	17,698	21,639	35,963	41,701
Operating loss	(1,201)	(6,044)	(4,735)	(9,548)
Interest income (expense), net	6	(17)	11	(38)
Foreign exchange gain (loss), net	(120)	(118)	(230)	71
Other loss, net	—	(129)	—	(133)
Loss before income taxes	(1,315)	(6,308)	(4,954)	(9,648)
Provision for income taxes	62	67	153	167
Net loss	$(1,377)	$(6,375)	$(5,107)	$(9,815)
Comprehensive loss	$(1,377)	$(6,375)	$(5,107)	$(9,815)

Net loss per share - basic and diluted
Net loss per share	$(0.02)	$(0.10)	$(0.08)	$(0.16)

Weighted average shares outstanding - basic and diluted	63,452,673	62,894,746	63,430,412	62,885,169

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(5,107)	$(9,815)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense (benefit)	492	(633)
Depreciation and amortization	1,371	1,477
Loss on disposal of property and equipment	—	4
Provision for (Recovery of) doubtful accounts	36	(92)
Changes in operating assets and liabilities:
Accounts receivable	(1,736)	(273)
Prepaid expenses and other current assets	1,264	291
Other assets	(18)	221
Accounts payable	531	(1,154)
Accrued liabilities	(774)	1,133
Deferred revenue	(252)	1,557
Other liabilities	45	(31)
Net cash used in operating activities	(4,148)	(7,315)
Cash flows from investing activities:
Purchases of property and equipment	(131)	(467)
Change in restricted cash	—	1,400
Net cash (used in) provided by investing activities	(131)	933
Cash flows from financing activities:
Net proceeds from issuance of common stock	1,035	66
Principal payments for vendor financed property and equipment	(567)	(552)
Stock repurchase	(345)	—
Net cash provided by (used in) financing activities	123	(486)
Net decrease in cash and cash equivalents	(4,156)	(6,868)
Cash and cash equivalents at beginning of period	20,294	33,814
Cash and cash equivalents at end of period	$16,138	$26,946
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$108	$42
Accrued amounts for acquisition of property and equipment	$11	$99

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
GAAP Net Loss	$(1,377)	$(3,730)	$(6,375)
Interest (income) expense	(6)	(5)	17
Income tax expense	62	91	67
Depreciation of property and equipment	665	706	731
Stock-based compensation expense (benefit)	304	188	(271)
Restructuring charges and related adjustments	30	758	3,242
Proxy contest costs	—	—	446
Nonrecurring legal costs	—	—	129
Adjusted EBITDA Loss	$(322)	$(1,992)	$(2,014)

Guidance Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss

Full Year 2016	(Unaudited; in millions)
GAAP Net Loss	$(6.1)		$(4.1)
(a) Income tax expense		0.5
(b) Depreciation of property and equipment		2.9
(c) Stock-based compensation		0.9
(d) Restructuring		0.8
Adjusted EBITDA Income (Loss) (1)	$(1.0)		$1.0

(1)	The guidance for Adjusted EBITDA income (loss) excluded foreign exchange gain or loss estimates.